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                                                                   Exhibit 21.1


                        SUBSIDIARIES OF ACETO CORPORATION


                                      State or other jurisdiction of
Subsidiary                               corporation or organization
----------                               ---------------------------

Acci Realty Corp.                                           New York
Aceto Agricultural Chemicals Corp.                          New York
Aceto Industrial Chemical Corp.                             New York
Arsynco, Inc.                                             New Jersey
Larlabs, Inc.                                               New York
Roehr Chemicals, Inc.                                       New York
CDC Products Corp.                                          New York
Aceto Sanitary Corp.                                        New York
Aceto Holding GmbH                                           Germany
Aceto Pharna GmbH                                            Germany
Aceto Finechem GmbH                                          Germany
Pharma Waldhof GmbH                                          Germany
Aceto Luxembourg S.a.r.L.                                 Luxembourg
Aceto (Holding) B.V.                                 The Netherlands
Aceto B.V.                                           The Netherlands
Aceto France S.A.S                                            France
Aceto Ltd.                                                   Bermuda
Aceto Pharma GmbH - India                                      India
Aceto Pte Ltd.                                             Singapore
Aceto (Hong Kong) Ltd.                                     Hong Kong
Aceto (Shanghai) Ltd.                                          China
Aceto Pharmaceutical (Shanghai) Ltd.                           China
Aceto Agricultural Chemical Corporation Limited       United Kingdom